Bogle & Gates Letterhead                             Exhibit 5.1


                                                       August 9, 1995
Advanced Technology Laboratories, Inc.
22100 Bothell Everett Highway
Bothell, WA 98041-3003

Gentlemen and Ladies:

    We are acting as counsel to Advanced Technology Laboratories, Inc., a Washington corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, relating to the proposed sale by the Company of an aggregate of 100,000 share of its common stock, par value $0.01 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to the Company's Amended 1992 Nonofficer Employee Stock Option Plan.

    In connection with the foregoing, we are of the opinion that the Common stock will, when sold, be legally issued, fully paid and nonassessable.

    We hereby authorize and consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Bogle & Gates

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